INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer New York Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer New York
Municipal fund of our report dated October 21, 2002, appearing in the Statement of
Additional Information, which is a part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" included in the
Prospectus, which is also part of such Registration Statement and "Independent
Auditors" appearing in the Statement of Additional Information.

/s/KPMG LLP
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KPMG LLP
Denver, Colorado
November 20, 2002